EXHIBIT 4(d)


            FIRST AMENDMENT TO CREDIT AGREEMENT

       THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of
January ___, 1994 (this "Amendment") is between KYSOR INDUSTRIAL
CORPORATION, a Michigan corporation (the "Company") and NBD BANK,
N.A., a national banking association (the "Bank").

                          RECITALS

       A.        The Company and the Bank are parties to a Credit
Agreement dated as of December 31, 1991 (the "Credit Agreement") pursuant to which the Bank agreed, subject to the terms and conditions thereof, to extend credit to the Company.

       B. The Company has requested that the Bank extend the termination date and make certain other amendments and the Bank is willing to amend the terms and conditions of the Credit Agreement on the terms and conditions hereof.

                           TERMS

       In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

       Section 1.1 shall be amended as follows:

                 (a) The definition of "Eurodollar Rate" shall be amended by deleting clause (a) therein in its entirety and inserting the following in place thereof: "(a) one-half of one percent (1/2 of 1%) per annum".

                 (b) The definition of "Termination Date" shall be amended by deleting the reference therein to "December 31, 1995" and inserting "December 31, 1997" in place thereof.
                 Section 2.4 shall be amended by deleting the reference therein to "three-eighths of one percent (3/8 of 1%)" and inserting the following in place thereof: "one-quarter of one percent (1/4 of 1%)".

                 The Allonge to Revolving Credit Note (the
"Allonge") annexed hereto as Exhibit A shall be delivered by the Company, accepted by the Bank and attached to the Revolving Credit Note.

 ARTICLE II.  REPRESENTATION.   The Company represents and warrants
that:

                 The execution, delivery and performance of this Amendment and the Allonge are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

                 The Amendment is, and the Allonge when issued will be, valid and binding in accordance with their terms.

                 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the
Bank:


         A copy of the Resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and to execute the Allonge.

         An Allonge to the Revolving Credit Note duly executed on behalf of the Company.

ARTICLE IV.  MISCELLANEOUS.

    References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         The Company agrees to pay and to save the Bank and any participant lender harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

         Except as expressly amended hereby, the Credit
Agreement and all certificates and other documents executed pursuant thereto, shall remain in full force and effect. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         The Company agrees that the Credit Agreement and other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing.

         This document may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties have caused this amendment to be executed and delivered as of January ___, 1994, which shall be the Effective Date of this Amendment.

KYSOR INDUSTRIAL CORPORATION

By: __________________________________________Its:

_____________________________________

NBD BANK, N.A.

By: __________________________________________

    Its: _____________________________________

                         EXHIBIT A

              ALLONGE TO REVOLVING CREDIT NOTE


       For value received, the undersigned, Kysor Industrial Corporation, hereby agrees that the Revolving Credit Note (the "Note") dated December 31, 1991 in the amount of $10,000,000 issued by Kysor Industrial Corporation in favor of NBD Bank, N.A. is modified by deleting the reference to "December 31, 1995" in line 4 of the first paragraph and inserting "December 31, 1997" in place thereof.

       This modification shall be effective as of January __, 1994. In all other respects, the Note shall remain in full force and effect. This Allonge may be permanently attached to the Note.

                                          KYSOR INDUSTRIAL
CORPORATION


By:_____________________________________


Its:________________________________


This modification is hereby
accepted:

NBD BANK, N.A.

By: ____________________________

    Its: _______________________







            FIRST AMENDMENT TO LOAN AGREEMENT


THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of January ______, 1994 (this "Amendment") is between KYSOR INDUSTRIAL CORPORATION, a Michigan corporation (the "Company") and OLD KENT BANK and TRUST
COMPANY, a Michigan banking Corporation (the "Bank").


                         RECITALS


A. The Company and the Bank are parties to a Loan Agreement dated as of December 31, 1991 (the "Loan Agreement") pursuant to which the Bank agreed, subject to the terms and conditions thereof, to extend credit to the Company

B. The Company has requested that the Bank extend the termination date and make certain other amendments and the Bank is willing to amend the terms and conditions of the Loan Agreement on the terms and conditions hereof.


TE                         RMS


In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Loan Agreement shall be amended as follows:

     1.1  Section 1.1 shall be amended as follows:

          (a) The definition of "Eurodollar Rate" shall be amended by deleting clause (a) therein in its entirety and inserting the following in place thereof: "(a) one-half of one percent (1/2 of 1%) per annum".

          (b) The definition of "Termination Date" shall be amended by deleting the reference therein to "December 31, 1995" and inserting "December 31, 1997" in place thereof.

     1.2 Section 2.4 shall be amended by deleting the reference therein to "three-eights of one percent (3/8 of 1%)" and inserting the following in place thereof: "one-quarter of one percent (1/4 of 1%)".

     1.3 The Allonge to Revolving Note (the "Allonge") annexed hereto as Exhibit A shall be delivered by the Company, accepted by the Bank and attached to the Revolving Note.


ARTICLE II.  REPRESENTATION.  The Company represents and warrants that:

     2.1 The execution, delivery and performance of this Amendment and the Allonge are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

     2.2 The Amendment is, and the Allonge, when issued, will be valid and binding in accordance with their terms.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Loan
Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.


ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the
Bank:

     3.1 A copy of the Resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and to execute the Allonge.

     3.2 An Allonge to the Revolving Note duly executed on behalf of the Company.


ARTICLE IV.  MISCELLANEOUS.


     4.1 References in the Loan Agreement or in any note, certificate, instrument or other document to the "Loan Agreement" shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Bank and any participant lender harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

     4.3 Except as expressly amended hereby, the Loan Agreement and all certificates and other documents executed pursuant thereto, shall remain in full force and effect. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     4.4 The Company agrees that the Loan Agreement and other documents and agreements executed by the Company in connection with the Loan Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing.

     4.5 This document may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of January _____, 1994, which shall be the Effective Date of this Amendment.







                              KYSOR INDUSTRIAL CORPORATION

                              By:
__________________________________


Its________________________________





                              OLD KENT BANK AND TRUST COMPANY

                              By:
__________________________________


Its:________________________________




EXHIBIT A

ALLONGE TO REVOLVING CREDIT NOTE




For Value received, the undersigned, Kysor Industrial Corporation, hereby agrees that the Revolving Note (the "Note") dated December 31, 1991 in the amount of $10,000,000 issued by Kysor Industrial Corporation in favor of Old Kent Bank and Trust Company is modified by deleting the reference to "December 31, 1995" in line 6 of the first paragraph and inserting "December 31, 1997" in place thereof.

This modification shall be effective as of January _____, 1994. In all other respects, the Note shall remain in full force and effect. This Allonge may be permanently attached to the Note.






                              KYSOR INDUSTRIAL CORPORATION


                              By:
__________________________________

                              Its:
__________________________________






This modification is hereby accepted:


OLD KENT BANK AND TRUST COMPANY


By:  ___________________________

Its: ___________________________